UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

infoGROUP Inc.

(Name of Registrant as Specified In Its Charter)

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5711 South 86th Circle Omaha, NE 68127 Phone 402.596.4500 Fax 402.593.4574 www.infogroup.com
FOR IMMEDIATE RELEASE
May 28, 2010
Contacts:
Lisa Olson
Senior Vice President — Corporate Relations
Phone: (402) 593-4541
E-mail: lisa.olson@infogroup.com
Matthew Sherman/ Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449
Alan Miller / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
212.750.5833
Infogroup to Mail Definitive Proxy Materials to Stockholders
Special Meeting of Stockholders to Vote on Proposed Merger Scheduled for June 29, 2010
(OMAHA, NE) — Infogroup (NASDAQ: IUSA) (“Infogroup” or the “Company”) today announced that its definitive proxy statement has been filed with the Securities and Exchange Commission in connection with the Company’s proposed merger with affiliates of CCMP Capital Advisors, LLC (“CCMP”) and that materials will be mailed to stockholders on or about May 28, 2010. As previously announced on March 8, 2010, Infogroup entered into a definitive agreement under which affiliates of CCMP would acquire all of the outstanding shares of Infogroup common stock for $8.00 per share in cash.
A special meeting of Infogroup stockholders to consider and vote upon the proposed merger has been scheduled for June 29, 2010 at 9:30 a.m., local time, at The Hilton Omaha, 1001 Cass Street, Omaha, Nebraska. Infogroup stockholders of record as of the close of business on May 27, 2010 will be entitled to vote at the special meeting.
The Board of Directors of Infogroup, acting upon the unanimous recommendation of the independent M&A Committee, has unanimously approved the CCMP transaction and recommends that all Infogroup stockholders vote “FOR” the adoption of the merger agreement. Infogroup is seeking, and the merger agreement requires, approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting.
Stockholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that stockholders vote “FOR” the adoption of the merger agreement.
Stockholders who have questions about the merger, need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3510.
About Infogroup
infoGROUP, Inc. (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. Infogroup’s headquarters are located at 5711 South 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.Infogroup.com.